Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

    Equity Focus Trusts—Sector Series, 2003-B:

We consent to the use of our report dated November 20, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

November 20, 2003